                          EXHIBIT 99.01


                                              Page 17 of 18 Pages
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        ENTERED AND                                    RECEIVED
          SERVED                                      AND  FILED
        JUL-8 1997                                 JUL 7  1 36 PM '97
CLERK, U.S. DISTRICT COURT                          LANCE S. WILSON
  BY ____________ DEPUTY                           BY________________
                                                         DEPUTY

                     UNITED STATES DISTRICT COURT

                           DISTRICT OF NEVADA

                                    * * *

FEDERAL DEPOSIT INSURANCE             )
CORPORATION, et al.,                  )
                                      )         CV-S-95-679-PMP (LRL)
                      Plaintiffs,     )
                                      )
v.                                    )
                                      )
JOHN B. ANDERSON and EDITH            )                O R D E R
ANDERSON, etc., et al.,               )
                                      )
                      Defendants.     )
______________________________________)

      The Court  having read and  considered Plaintiff's Motion for a

Declaration of its Rights Respecting the  Exercise of  Voting  Rights

of  Certain Stock  (#161),  filed June  3, 1997, State Gaming Control

Board's Response thereto (#170), filed June 18, 1997, and Plaintiff's

Reply (#179), filed June 27, 1997, and good cause appearing,

      IT IS ORDERED that Plaintiff's  Motion for a Declaration of its

Rights  Respecting  the  Exercise of Voting  Rights of  Certain Stock

(#161) is granted.


DATED:  July 7, 1997


                                   PHILIP M. PRO
                                   United States District Judge


                                              Page 18 of 18 Pages